UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2020 (June 15, 2020)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020, the Compensation Committee of the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”) approved a form of Restricted Stock Unit (“RSU”) Agreement and Performance Based Restricted Stock Unit (“PSU”) Agreement and an amended form of Stock Option Agreement for employees under the Company’s 2012 Equity Incentive Plan. The form of RSU Agreement, PSU Agreement and Stock Option Agreement are attached as Exhibit 10.1, 10.2 and 10.3 to this Form 8-K.

On June 16, 2020, the Board of the Company approved an amendment to the Company’s 2012 Equity Incentive Plan (“Plan”). The amendment changes the governing law of the Plan from Oregon to Delaware, the Company’s state of incorporation, and deletes the annual limitation on the number of shares subject to options that may be granted under the Plan and the aggregate limitation of grants of restricted stock awards and restricted stock unit awards under the Plan. The Board believed the limitations were no longer necessary after the repeal of Section 162(m) of the Internal Revenue Code, relating to the deductibility of performance-based compensation, for tax years beginning after December 31, 2017. Amendment No. 5 to the 2012 Equity Incentive Plan is attached as Exhibit 10.4 to this Form 8-K.

Effective June 15, 2020, the Company and Nader Z. Pourhassan, Ph.D., President and Chief Executive Officer, entered into a second amended and restated employment agreement. The primary changes to the agreement include a modification to the severance payable to Dr. Pourhassan in the event his employment is terminated by the Company without cause, by increasing severance payable to 18 months from 12 months upon termination without cause and deleting the limitation from his prior agreement that the severance would not be payable if the Company had less than $4 million in cash on hand or net worth of less than $5 million. The amended agreement also clarifies that vesting on option grants will only accelerate upon termination of employment if permitted by the underlying stock option award agreement.

Effective June 15, 2020, the Company and Michael D. Mulholland, Chief Financial Officer, entered into an amended and restated employment agreement. With the exception of the severance-pay period which remains 12 months, the changes to Mr. Mulholland’s agreement mirror those of Dr. Pourhassan described above.

The foregoing description of the amendments to the amended and restated employment agreements of Dr. Pourhassan and Mr. Mulholland are qualified in their entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.5 and 10.6 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Stock Unit Agreement

10.3	Form of Stock Option Agreement for Employees

10.4	Amendment No. 5 to the 2012 Equity Incentive

10.5	Second Amended and Restated Employment Agreement of CEO Nader Z. Pourhassan Ph.D.

10.6	Amended and Restated Employment Agreement CFO Michael D. Mulholland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

June 19, 2020	By:	/s/ Michael D. Mulholland
Name: Michael D. Mulholland
Title: Chief Financial Officer